Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2022 Results

– First-Quarter Revenue of $913.9 Million –

– First-Quarter GAAP Earnings per Share of $1.81 and Non-GAAP Earnings per Share of $2.75 –

– Updates 2022 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 4, 2022--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2022. For the quarter, revenue was $913.9 million, an increase of 10.8% from $824.6 million in the first quarter of 2021.

Acquisitions contributed 4.7% to consolidated first-quarter revenue growth. The divestiture of the Research Models and Services operations in Japan (RMS Japan) in October 2021 reduced reported revenue growth by 1.6%. The impact of foreign currency translation reduced reported revenue growth by 1.7%. Excluding the effect of these items, organic revenue growth of 9.4% was driven by contributions from all three business segments.

On a GAAP basis, first-quarter net income attributable to common shareholders was $93.0 million, an increase of 51.2% from net income of $61.5 million for the same period in 2021. First-quarter diluted earnings per share on a GAAP basis were $1.81, an increase of 50.8% from $1.20 for the first quarter of 2021. The increases in the GAAP net income and earnings per share were driven primarily by higher revenue and operating income, as well as lower costs associated with the Company’s debt refinancing activities in the first quarter of 2021.

On a non-GAAP basis, net income from continuing operations was $141.1 million for the first quarter of 2022, an increase of 9.3% from $129.2 million for the same period in 2021. First‑quarter diluted earnings per share on a non-GAAP basis were $2.75, an increase of 8.7% from $2.53 per share for the first quarter of 2021. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating margin improvement, partially offset by a higher tax rate and increased interest expense.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are pleased with our solid, first-quarter financial results that were in line with our expectations, and believe we are continuing to distinguish ourselves from the competition in the current business environment. We continue to benefit from strong, sustained business trends, including record booking activity and robust backlog growth in the Discovery and Safety Assessment segment, that is affording us exceptional visibility into future demand as studies are booked well into 2023. We believe these trends, coupled with the continued strength of biopharmaceutical client spending, support our expectation that the revenue growth rate will accelerate from the first-quarter level, positioning us to achieve our financial guidance for the year.”

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $176.5 million in the first quarter of 2022, essentially unchanged from $176.9 million in the first quarter of 2021. Reported revenue growth was reduced by 7.7% due to the divestiture of RMS Japan, and by 1.2% due to the impact of foreign currency translation. Organic revenue growth of 8.7% was driven by broad-based growth for research models, particularly in North America, and research model services, particularly in the Insourcing Solutions (IS) business.

In the first quarter of 2022, the RMS segment’s GAAP operating margin increased to 27.1% from 25.4% in the first quarter of 2021. On a non-GAAP basis, the operating margin increased to 29.9% from 28.7% in the first quarter of 2021. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher sales of research models.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $544.3 million in the first quarter of 2022, an increase of 8.6% from $501.2 million in the first quarter of 2021. The impact of foreign currency translation reduced revenue by 1.6%, while acquisitions contributed 0.7% to DSA revenue growth. Organic revenue growth of 9.5% was primarily driven by the Safety Assessment business.

In the first quarter of 2022, the DSA segment’s GAAP operating margin increased to 19.3% from 18.1% in the first quarter of 2021. The GAAP operating margin increase was driven by lower acquisition-related adjustments associated with contingent consideration. On a non-GAAP basis, the operating margin decreased to 22.9% from 23.8% in the first quarter of 2021, primarily reflecting higher staffing costs.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $193.1 million in the first quarter of 2022, an increase of 31.8% from $146.5 million in the first quarter of 2021. The acquisitions of the Cognate BioServices (Cognate) and Vigene Biosciences (Vigene) CDMO businesses contributed 24.4% to Manufacturing revenue growth, while the impact of foreign currency translation reduced revenue by 2.7%. Organic revenue growth of 10.1% was driven by strong demand for Biologics Testing Solutions services, with Microbial Solutions revenue also increasing.

In the first quarter of 2022, the Manufacturing segment’s GAAP operating margin decreased to 24.0% from 33.8% in the first quarter of 2021. On a non-GAAP basis, the operating margin decreased to 33.1% from 35.5% in the first quarter of 2021. The GAAP and non-GAAP operating margin decreases were driven primarily by the additions of Cognate and Vigene. Higher amortization and other integration costs associated with these acquisitions also contributed to the GAAP operating margin decline.

Updates 2022 Guidance

The Company is updating its 2022 financial guidance, which was previously provided on February 16, 2022. Reported revenue growth guidance is being increased by 50 basis points to 13.5% to 15.5% to reflect the Explora BioLabs acquisition, which was completed on April 5, 2022, partially offset by unfavorable movements in foreign currency translation. Organic revenue growth guidance remains unchanged for 2022.

The Company is maintaining its non-GAAP earnings per share guidance as a result of its first-quarter financial performance that was in line with prior expectations and an outlook of accelerating revenue growth during the remainder of the year. The 2022 non-GAAP earnings per share outlook includes a higher-than-expected tax rate, due principally to a lower excess tax benefit associated with stock-based compensation in the first quarter, as well as increased interest expense due to higher rate assumptions for the year. GAAP earnings per share guidance is being lowered to reflect amortization and other acquisition-related costs associated with Explora BioLabs, as well as the first-quarter loss from venture capital and other strategic investments.

The Company’s updated guidance for revenue growth, earnings per share, and cash flow is as follows:

2022 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	13.5% – 15.5%	13.0% – 15.0%
Less: Contribution from acquisitions/divestitures, net (1)	~(1.0%)	—
Less: Impact of 53rd week in 2022	~(1.5)%	~(1.5%)
Unfavorable/(favorable) impact of foreign exchange	~1.5%	~1.0%
Revenue growth, organic (2)	12.5% – 14.5%	12.5% – 14.5%
GAAP EPS	$8.70 – $8.95	$9.20 – $9.45
Acquisition-related amortization (3)	$2.15 – $2.25	$1.90 – $2.10
Acquisition and integration-related adjustments (4)	~$0.25	~$0.10
Venture capital and other strategic investment losses/(gains), net (5)	$0.20	—
Other items (6)	~$0.15	~$0.10
Non-GAAP EPS	$11.50 – $11.75	$11.50 – $11.75
Cash flow from operating activities	~$810 million	~$810 million
Capital expenditures	~$360 million	~$360 million
Free cash flow	~$450 million	~$450 million

Footnotes to Guidance Table:
(1) The contribution from acquisitions/divestitures (net) reflects only those transactions that have been completed.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, the 53rd week in 2022, and foreign currency translation.
(3) Acquisition-related amortization includes an estimate of $0.05-$0.15 for the impact of the Explora BioLabs acquisition because the preliminary purchase price allocation has not been completed.

(4) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, and certain third-party integration costs, as well as adjustments related to contingent consideration and certain costs associated with acquisition-related efficiency initiatives.

(5) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.

(6) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; environmental litigation costs related to the Microbial Solutions business; and severance and other costs related to the Company’s efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Wednesday, May 4th, at 9:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Bank of America Healthcare Conference Presentation

Charles River will present at the Bank of America 2022 Healthcare Conference in Las Vegas, Nevada, on Wednesday, May 11th, at 1:20 p.m. PT (4:20pm ET). Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP free cash flow. Non-GAAP financial measures exclude, but are not limited to, exclude the amortization of intangible assets, and other charges related to our acquisitions and divestitures; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the impact of the termination of the Company’s pension plans; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain costs in our Microbial Solutions business related to environmental litigation; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021 and 2022 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Explora BioLabs); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 16, 2022, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 26, 2022	March 27, 2021

Service revenue	$720,485	$626,581
Product revenue	193,444	197,985
Total revenue	913,929	824,566
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	486,864	423,975
Cost of products sold (excluding amortization of intangible assets)	90,247	92,313
Selling, general and administrative	150,033	155,733
Amortization of intangible assets	38,007	28,842
Operating income	148,778	123,703
Other income (expense):
Interest income	127	35
Interest expense	(9,434)	(29,719)
Other expense, net	(28,625)	(27,717)
Income before income taxes	110,846	66,302
Provision for income taxes	15,620	2,367
Net income	95,226	63,935
Less: Net income attributable to noncontrolling interests	2,204	2,405
Net income attributable to common shareholders	$93,022	$61,530

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.84	$1.23
Diluted	$1.81	$1.20

Weighted-average number of common shares outstanding;
Basic	50,640	49,980
Diluted	51,325	51,075

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	March 26, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$241,869	$241,214
Trade receivables and contract assets, net of allowances for credit losses of $6,154 and $7,180, respectively	697,843	642,881
Inventories	221,175	199,146
Prepaid assets	90,496	93,543
Other current assets	81,703	97,311
Total current assets	1,333,086	1,274,095
Property, plant and equipment, net	1,321,618	1,291,068
Operating lease right-of-use assets, net	304,758	292,941
Goodwill	2,695,994	2,711,881
Client relationships, net	948,830	981,398
Other intangible assets, net	70,707	79,794
Deferred tax assets	43,404	40,226
Other assets	356,652	352,889
Total assets	$7,075,049	$7,024,292

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$2,642	$2,795
Accounts payable	225,977	198,130
Accrued compensation	165,224	246,119
Deferred revenue	228,260	219,703
Accrued liabilities	227,203	228,797
Other current liabilities	144,533	137,641
Total current liabilities	993,839	1,033,185
Long-term debt, net and finance leases	2,676,165	2,663,564
Operating lease right-of-use liabilities	264,356	252,972
Deferred tax liabilities	230,949	239,720
Other long-term liabilities	239,015	242,859
Total liabilities	4,404,324	4,432,300
Redeemable noncontrolling interests	55,819	53,010
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 50,911 shares issued and 50,800 shares outstanding as of March 26, 2022, and 50,480 shares issued and outstanding as of December 25, 2021	509	505
Additional paid-in capital	1,744,829	1,718,304
Retained earnings	1,073,773	980,751
Treasury stock, at cost, 111 and 0 shares, as of March 26, 2022 and December 25, 2021, respectively	(33,994)	-
Accumulated other comprehensive loss	(174,933)	(164,740)
Total equity attributable to common shareholders	2,610,184	2,534,820
Noncontrolling interest	4,722	4,162
Total equity	2,614,906	2,538,982
Total liabilities, redeemable noncontrolling interests and equity	$7,075,049	$7,024,292

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 26, 2022	March 27, 2021
Cash flows relating to operating activities
Net income	$95,226	$63,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,299	61,508
Stock-based compensation	14,619	13,189
Loss on debt extinguishment and other financing costs	1,028	26,907
Deferred income taxes	(7,563)	(9,125)
Loss on venture capital and strategic equity investments, net	13,903	16,719
Contingent consideration, fair value changes	(3,450)	-
Other, net	5,211	496
Changes in assets and liabilities:
Trade receivables and contract assets, net	(57,942)	5,598
Inventories	(23,164)	(11,404)
Accounts payable	40,932	9,622
Accrued compensation	(79,795)	(37,360)
Deferred revenue	12,078	5,006
Customer contract deposits	4,750	(5,446)
Other assets and liabilities, net	11,498	30,584
Net cash provided by operating activities	102,630	170,229
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	-	(94,197)
Capital expenditures	(80,464)	(28,030)
Purchases of investments and contributions to venture capital investments	(13,296)	(16,550)
Proceeds from sale of investments	205	-
Other, net	(4,450)	781
Net cash used in investing activities	(98,005)	(137,996)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	962,005	1,954,011
Proceeds from exercises of stock options	12,199	19,612
Payments on long-term debt, revolving credit facility, and finance lease obligations	(948,267)	(1,714,195)
Purchase of treasury stock	(33,994)	(36,028)
Payment of debt extinguishment and financing costs	-	(28,680)
Other, net	(5,226)	-
Net cash provided by financing activities	(13,283)	194,720
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,740	10,953
Net change in cash, cash equivalents, and restricted cash	(2,918)	237,906
Cash, cash equivalents, and restricted cash, beginning of period	246,314	233,119
Cash, cash equivalents, and restricted cash, end of period	$243,396	$471,025

Supplemental cash flow information:
Cash and cash equivalents	$241,869	$465,411
Restricted cash included in Other current assets	413	4,012
Restricted cash included in Other assets	1,114	1,602
Cash, cash equivalents, and restricted cash, end of period	$243,396	$471,025

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	March 26, 2022	March 27, 2021
Research Models and Services
Revenue	$176,542	$176,910
Operating income	47,882	44,935
Operating income as a % of revenue	27.1%	25.4%
Add back:
Amortization related to acquisitions	3,838	5,339
Severance	674	7
Acquisition related adjustments (2)	383	456
Total non-GAAP adjustments to operating income	$4,895	$5,802
Operating income, excluding non-GAAP adjustments	$52,777	$50,737
Non-GAAP operating income as a % of revenue	29.9%	28.7%

Depreciation and amortization	$9,469	$9,679
Capital expenditures	$8,646	$2,983

Discovery and Safety Assessment
Revenue	$544,259	$501,178
Operating income	104,986	90,949
Operating income as a % of revenue	19.3%	18.1%
Add back:
Amortization related to acquisitions	22,365	22,648
Severance	74	412
Acquisition related adjustments (2)	(2,923)	5,270
Site consolidation costs, impairments and other items	69	147
Total non-GAAP adjustments to operating income	$19,585	$28,477
Operating income, excluding non-GAAP adjustments	$124,571	$119,426
Non-GAAP operating income as a % of revenue	22.9%	23.8%

Depreciation and amortization	$46,789	$44,608
Capital expenditures	$48,930	$17,040

Manufacturing Solutions
Revenue	$193,128	$146,478
Operating income	46,368	49,437
Operating income as a % of revenue	24.0%	33.8%
Add back:
Amortization related to acquisitions	11,898	2,214
Severance	107	294
Acquisition related adjustments (2)	4,142	42
Site consolidation costs, impairments and other items (3)	1,421	40
Total non-GAAP adjustments to operating income	$17,568	$2,590
Operating income, excluding non-GAAP adjustments	$63,936	$52,027
Non-GAAP operating income as a % of revenue	33.1%	35.5%

Depreciation and amortization	$18,482	$6,569
Capital expenditures	$22,828	$7,110

Unallocated Corporate Overhead	$(50,458)	$(61,618)
Add back:
Severance	1,087	(151)
Acquisition related adjustments (2)	4,116	10,560
Total non-GAAP adjustments to operating expense	$5,203	$10,409
Unallocated corporate overhead, excluding non-GAAP adjustments	$(45,255)	$(51,209)

Total
Revenue	$913,929	$824,566
Operating income	148,778	123,703
Operating income as a % of revenue	16.3%	15.0%
Add back:
Amortization related to acquisitions	38,101	30,201
Severance	1,942	562
Acquisition related adjustments (2)	5,718	16,328
Site consolidation costs, impairments and other items (3)	1,490	187
Total non-GAAP adjustments to operating income	$47,251	$47,278
Operating income, excluding non-GAAP adjustments	$196,029	$170,981
Non-GAAP operating income as a % of revenue	21.4%	20.7%

Depreciation and amortization	$75,299	$61,508
Capital expenditures	$80,464	$28,030
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(3)	Other items include certain costs in our Microbial Solutions business related to environmental litigation incurred during the three months ended March 26, 2022, which impacted Manufacturing Solutions.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 26, 2022	March 27, 2021

Net income attributable to common shareholders	$93,022	$61,530
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	47,251	47,278
Write-off of deferred financing costs and fees related to debt financing	-	25,979
Venture capital and strategic equity investment losses, net	13,903	16,719
Other (2)	357	(2,370)
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,122	1,035
Tax effect of the remaining non-GAAP adjustments	(14,520)	(21,013)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$141,135	$129,158

Weighted average shares outstanding - Basic	50,640	49,980
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	685	1,095
Weighted average shares outstanding - Diluted	51,325	51,075

Earnings per share attributable to common shareholders:
Basic	$1.84	$1.23
Diluted	$1.81	$1.20

Basic, excluding non-GAAP adjustments	$2.79	$2.58
Diluted, excluding non-GAAP adjustments	$2.75	$2.53
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Includes adjustments in the three months ended March 26, 2022 related to the sale of RMS Japan operations in October 2021 and a gain on an immaterial divestiture which occured in the three months ended March 27, 2021.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended March 26, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.8%	(0.2)%	8.6%	31.8%
Decrease (increase) due to foreign exchange	1.7%	1.2%	1.6%	2.7%
Contribution from acquisitions (2)	(4.7)%	- %	(0.7)%	(24.4)%
Impact of divestitures (3)	1.6%	7.7%	- %	- %
Non-GAAP revenue growth, organic (4)	9.4%	8.7%	9.5%	10.1%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold its RMS Japan operations on October 12, 2021. This adjustment represents the revenue from this business for the applicable period in 2021.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com